UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 18, 2016 (October 14, 2016)
HERC HOLDINGS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33139	20-3530539
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
(Address of principal executive offices, including zip code)

(239) 301-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On October 14, 2016, Herc Holdings Inc., a Delaware corporation (the “Company”) adopted a revised code of ethics (the “Code”), that applies to the officers and other employees of the Company and its subsidiaries as well as its designated agents and contractors. The Code was revised, among other things, to (1) re-brand the Code in light of the Company’s name change and completion of the separation from the Hertz car rental business on June 30, 2016, and (2) enhance guidance in key compliance areas. The adoption of the revised Code did not result in any waiver of any provision of the previous version of the Code on behalf of the Company’s Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer.

The foregoing summary of the revised Code does not purport to be a complete description of all changes, and is qualified in its entirety by reference to the full text of the Code which is attached hereto as Exhibit 14.1 and is incorporated herein by reference. The revised Code has also been made available on the Company’s Internet site (http://IR.hercrentals.com) under Corporate Governance/Governance Documents. The information contained on or accessible through the Company’s Internet site shall not be deemed to be a part of this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The attached list of exhibits in the “Exhibit Index” immediately following the signature page to this Report is filed as part of this Current Report on Form 8-K and is incorporated herein by reference in response to this item.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERC HOLDINGS INC.
(Registrant)

By:	/s/ Maryann A. Waryjas
Name:	Maryann A. Waryjas
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date:  October 18, 2016

EXHIBIT INDEX

Exhibit Number	Description
14.1	Herc Holdings Inc. Code of Ethics